Exhibit 21.1

Subsidiaries of the Company

The following is a complete list of the direct and indirect subsidiaries of Arch Resources, Inc., a Delaware corporation, including their respective states of incorporation or organization, as of February 12, 2021:

Arch Coal Asia-Pacific PTE. LTD. (Singapore)100%

Arch of Australia PTY LTD (Australia)100%

Arch Coal Australia PTY LTD (Australia)100%

Arch Coal Australia Holdings PTY LTD (Australia)100%

Arch Coal Europe Limited (Europe)100%

Arch Coal Operations LLC (Delaware)42.2%

Catenary Coal Holdings LLC (Delaware)100%

ICG East Kentucky, LLC (Delaware)100%

ICG Eastern, LLC (Delaware)100%

ICG Tygart Valley, LLC (Delaware)100%

Shelby Run Mining Company, LLC (Delaware)100%

Hunter Ridge LLC (Delaware)100%

Bronco Mining Company LLC (West Virginia)100%

Hawthorne Coal Company LLC (West Virginia)100%

Hunter Ridge Coal LLC (Delaware)100%

Juliana Mining Company LLC (West Virginia)100%

King Knob Coal Co. LLC (West Virginia)100%

Marine Coal Sales LLC (Delaware)100%

Melrose Coal Company LLC (West Virginia)100%

Patriot Mining Company LLC (West Virginia)100%

Upshur Property LLC (Delaware)100%

Vindex Energy LLC (West Virginia)100%

White Wolf Energy LLC (Virginia)100%

Wolf Run Mining LLC (West Virginia)100%

The Sycamore Group, LLC (West Virginia) 50%

Mingo Logan Coal LLC (Delaware)100%

Arch Coal Sales Company, Inc. (Delaware)100%

Arch Energy Resources, LLC (Delaware)100%

Maidsville Landing Terminal, LLC (Delaware)100%

Arch Land LLC (Delaware)57.6%

Ark Land LLC (Delaware)100%

Western Energy Resources LLC (Delaware)100%

Ark Land KH LLC (Delaware)100%

Ark Land LT LLC (Delaware)100%

Ark Land WR LLC (Delaware)100%

Atlantic Holdings JV LLC (Delaware)100%

Allegheny Land LLC (Delaware)100%

Arch Coal West, LLC (Delaware)100%

Arch Reclamation Services LLC (Delaware)100%

CoalQuest Development LLC (Delaware)100%

Energy Development LLC (Iowa)100%

ICG Eastern Land, LLC (Delaware)100%

ICG Natural Resources, LLC (Delaware)100%

Mountain Gem Land LLC (West Virginia)100%

Mountain Mining LLC (Delaware)100%

Mountaineer Land LLC (Delaware)100%

Otter Creek Coal, LLC (Delaware)100%

Arch Receivable Company, LLC (Delaware)100%

Arch Western Acquisition Corporation (Delaware)100%

Arch Western Acquisition, LLC (Delaware)100%

Arch Western Resources, LLC (Delaware) .5%

Arch Western Resources, LLC (Delaware)99.5%

Arch of Wyoming, LLC (Delaware)100%

Arch Western Bituminous Group, LLC (Delaware)100%

Mountain Coal Company, L.L.C. (Delaware)100%

Thunder Basin Coal Company, L.L.C. (Delaware)100%

Triton Coal Company, LLC (Delaware)100%

ACI Terminal, LLC (Delaware)100%

Ashland Terminal, Inc. (Delaware)100%

International Energy Group, LLC (Delaware)100%

ICG, LLC (Delaware)100%

Arch Coal Group, LLC (Delaware)100%

Arch Coal Operations LLC (Delaware)56.8%

Arch Land LLC (Delaware) 1.4%

ICG Beckley, LLC (Delaware)100%

Arch Land LLC (Delaware) 41%

Hunter Ridge Holdings, Inc. (Delaware)100%

Arch Coal Operations LLC (Delaware) 1%

Meadow Coal Holdings, LLC (Delaware)100%

Prairie Holdings, Inc. (Delaware)100%